Exhibit 99.1

Vistra Energy Reports PJM Auction Results

IRVING, Texas, May 23, 2018 — Vistra Energy Corp. (NYSE: VST) today reported its results from the PJM capacity auction for planning year 2021/2022. The company cleared a total of 9,779 megawatts (MW) at a weighted average clearing price of $156.47 per megawatt-day, equating to approximately $559 million in capacity revenue for the 2021/2022 planning year. This total includes Vistra’s PJM fleet that cleared 8,981 MW at a weighted average price of $157.94 per megawatt-day for total capacity revenues of $518 million and exports from MISO to PJM that cleared 799 MW at a weighted average price of $140.00 per megawatt-day for total capacity revenues of $41 million.

The table below lists Vistra’s cleared capacity and associated clearing price for the 2021/2022 capacity auction by zone.

Zone	Clearing Price per MW-Day	Megawatts Cleared
RTO[1]	$140.00	6,435
COMED	$195.55	2,450
EMAAC	$165.73	534
ATSI	$171.33	360
Total	$156.47	9,779

[1]	Includes 799 MW of MISO imports.

About Vistra Energy

Vistra Energy (NYSE: VST) is a premier, integrated power company based in Irving, Texas, combining an innovative, customer-centric approach to retail with a focus on safe, reliable, and efficient power generation. Through its retail and generation businesses which include TXU Energy, Homefield Energy, Dynegy, and Luminant, Vistra operates in 12 states and six of the seven competitive markets in the U.S., with about 6,000 employees. Vistra’s retail brands serve approximately 2.9 million residential, commercial, and industrial customers across five top retail states, and its generation fleet totals approximately 41,000 megawatts of highly efficient generation capacity, with a diverse portfolio of natural gas, nuclear, coal, and solar facilities.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra Energy”) operates and beliefs of and assumptions made by Vistra Energy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra Energy. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to, “intends,” “plans,” “will likely,” “unlikely,” “believe,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “forecast,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. .. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking

Vistra Energy - Press Release

May 23, 2018, Page 2

statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including but not limited to (i) the effect of the merger (the “Merger”) on Vistra Energy’s relationships with Vistra Energy’s and Dynegy Inc.’s (“Dynegy”) respective customers and their operating results and businesses generally (including the diversion of management time on integration-related issues); (ii) the risk that the credit ratings of the combined company or its subsidiaries are different from what Vistra Energy expects; (iii) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (iv) the ability of Vistra Energy to execute upon the contemplated strategic and performance initiatives (including the risk that Vistra Energy’s and Dynegy’s respective businesses will not be integrated successfully or that the cost savings, synergies and growth from the Merger will not be fully realized or may take longer than expected to realize); and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Vistra Energy and Dynegy from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra Energy’s and Dynegy’s respective annual reports on Form 10-K for the fiscal year ended Dec. 31, 2017.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Media

Allan Koenig

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Media.Relations@vistraenergy.com

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Molly Sorg

214-812-0046

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